Exhibit 99.1

Contact:
Amy Figueroa
Peregrine Pharmaceuticals
(800) 987-8256
info@peregrineinc.com

PEREGRINE PROVIDES UPDATE ON GOVERNMENT-SPONSORED RESEARCH PROGRAM

-- Two-Year Base Period Extended by Additional Six Months to Expand Evaluation of Bavituximab in Advanced Models of Viral Hemorrhagic Fever --

TUSTIN, CA, September 20, 2010 -- Peregrine Pharmaceuticals, Inc. (NASDAQ: PPHM), a clinical-stage biopharmaceutical company developing first-in-class monoclonal antibodies for the treatment of cancer  and viral infections, today provided an update on its government contractwith the Transformational Medical Technologies (TMT) program of the U.S. Department of Defense's Defense Threat Reduction Agency (DTRA).  The two-year base period has been extended by six months to March 2011, and includes approximately $2.4 million in additional funding, to continue studying Peregrine’s phosphatidylserine (PS)-targeting antibodies to reach proof of concept in advanced preclinical models of viral hemorrhagic fever (VHF) infections.

New studies will evaluate bavituximab in CDC Category A VHF viruses.  Upon demonstrating proof-of-concept in VHF, the TMT may exercise the first of two possible one-year option periods to remain within the government’s maximum five-year period for contracts.  Peregrine’s TMT contract (HDTRA1-08-C-0003) began June 30, 2008 and was originally for a five-year period,including a two-year base period and three one-year option periods. The base period now provides for up to $24.7 million in funding for a total of up to $36.3 million in funding for the duration of the contract.

About Bavituximab
Bavituximabis a first-in-class phosphatidylserine (PS)-targeting monoclonal antibody that represents a new approach to treating cancer and viral infections.  Bavituximab is currently in two Phase IIb clinical trials for non-small cell lung cancer (NSCLC), three Phase II clinical trials in NSCLC and advanced breast cancer, and a Phase Ib trial in hepatitis C virus (HCV) and HIV coinfection.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative monoclonal antibodies in clinical trials for the treatment of cancer and serious viral infections. The company is pursuing multiple clinical programs in cancer and hepatitis C virus infection with its lead product candidate bavituximab and novel brain cancer agent Cotara(R). Peregrine also has in-house cGMP manufacturing capabilities through its wholly-owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and biomanufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the government may elect not to extend the award beyond the two-year base period (as extended by six months), the risk that we may not secure additional government funding, and the risk that the funding may not create long-term value for the Company. It is important to note that the Company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2010 and quarterly report on Form 10-Q for the quarter ended July 31, 2010. The company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

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